Exhibit 21
VWR Corporation Subsidiaries
as of December 31, 2016

Subsidiary	Jurisdiction of Organization
Anachemia Science S.A.	Argentina
Sovereign Productos para Laboratórios S.r.L.	Argentina
Klen International (74) Pty Ltd	Australia
VWR International, Pty Ltd.	Australia
VWR International Holdings Pty Ltd	Australia
VWR International GmbH	Austria
VWR International SRL	Barbados
VWR International bvba	Belgium
VWR International Europe bvba	Belgium
VWR Produtos E Solucoes Para Laboratorios Ltda	Brazil
Anachemia Canada Co.	Canada
Anachemia Property Company	Canada
VWR International Co.	Canada
Comercial y Servicios Anachemia Science Limitada	Chile
VWR (Shanghai) Co., Ltd	China
VWR Trading (Shanghai) Co., Ltd.	China
VWR International Limitada	Costa Rica
VWR International s.r.o.	Czech Republic
VWR International A/S	Denmark
VWR International Oy	Finland
VWR International S.A.S.	France
Clemens GmbH	Germany
VWR International Lab Services Gmbh	Germany
VWR International Verwaltungs-GmbH	Germany
VWR International Immobilien GmbH	Germany
VWR International Management Services GmbH & Co. KG	Germany
VWR International GmbH	Germany
Varietal Management Services GmbH	Germany
VWR International Kft.	Hungary
VWR Lab Products Private Limited	India
Halmahera Ltd.	Ireland

Subsidiary	Jurisdiction of Organization
VWR International Limited	Ireland
Basan Italy S.r.l.	Italy
VWR International S.r.l.	Italy
VWR International Europe S.aR.L.	Luxembourg
VWR International North America S.aR.L.	Luxembourg
VWR International South America S.aR.L.	Luxembourg
Basan Cleanroom Malaysia Sdn. Bhd.	Malaysia
VWR Europe Services Ltd	Mauritius
VWR International Services Ltd	Mauritius
VWR NA Services Ltd	Mauritius
Servicios Cientificos Especializados, S. de R.L. de C.V.	Mexico
VWR International, S. de R.L. de C.V.	Mexico
JM Seperations BV	Netherlands
VWR International B.V.	Netherlands
VWR International Investors Europe B.V.	Netherlands
VWR International LP	New Zealand
VWR International, G.P.	New Zealand
VWR International AS	Norway
VWR International Sp. Zo.o.	Poland
VWR International - Material de Laboratório, Lda.	Portugal
VWR Advanced Instruments, LLC	Puerto Rico
Basan Asia Pacific Pte. Ltd.	Singapore
VWR International Holdings Pte. Ltd.	Singapore
VWR International Holdings CH Pte. Ltd.	Singapore
VWR International Holdings, G.P. Pte. Ltd.	Singapore
VWR Singapore Pte. Ltd.	Singapore
VWR International s.r.o.	Slovakia
VWR International Eurolab, S.L.	Spain
VWR International AB	Sweden
KEBO Lab AB	Sweden
VWR International GmbH	Switzerland
VWR International Laboratuar Teknolojileri Ltd	Turkey
Advanced Chromatography Technologies Ltd	United Kingdom
Basan UK Limited	United Kingdom
Hichrom Limited	United Kingdom
Jencons (Scientific) Limited	United Kingdom
Lab 3 Limited	United Kingdom

Subsidiary	Jurisdiction of Organization
Peqlab Ltd	United Kingdom
Therapak Pharma Services, Ltd.	United Kingdom
The Scientific Group Limited	United Kingdom
VWR Holdco Limited	United Kingdom
VWR International Ltd.	United Kingdom
VWR International (Northern Ireland) Limited	United Kingdom
VWR Jencons USA Limited	United Kingdom
VWR Lab Services Limited	United Kingdom
Amresco, LLC	United States
BioArra, LLC	United States
BioExpress, LLC	United States
Integra Companies, LLC	United States
Jencons (Scientific) LLC	United States
PAW Bioscience Products, LLC	United States
Reliable Biopharmaceutical, LLC	United States
STI Components, LLC	United States
TEK Products, LLC	United States
Therapak, LLC	United States
VWR Chemicals, LLC	United States
VWR Funding, Inc.	United States
VWR Global Holdings, Inc	United States
VWR International, LLC	United States
VWR International Holdings, Inc.	United States
VWR Management Services, LLC	United States
VWR Receivables Funding, LLC	United States